                                                                    EXHIBIT 10.5


                      CHAMPION INTERNATIONAL CORPORATION
                      ----------------------------------

                    NONQUALIFIED SUPPLEMENTAL SAVINGS PLAN
                    --------------------------------------

            (as amended and restated effective as of March 1, 1996)


                                   INTRODUCTION
                                   ------------

     Champion International Corporation hereby amends and restates the Champion International Corporation Nonqualified Supplemental Savings Plan, effective as of March 1, 1996. The Plan was originally adopted effective as of August 1, 1994. This Plan is an unfunded deferred compensation arrangement maintained by Champion International Corporation for the purpose of providing supplemental retirement savings primarily for a select group of management or highly compensated employees.

                            ARTICLE I - DEFINITIONS
                            -----------------------

1.1  "Beneficiary" means the person or persons entitled to receive the
      -----------
distributions, if any, payable under the Plan upon or after a Participant's death. Each Participant may designate a Beneficiary by filing the proper form with the Committee. A Participant may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary. A designation shall be effective upon said filing, provided that it is so filed during such Participant's lifetime, and may be changed from time to time by the Participant.

1.2  "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, and regulations relating thereto.

1.3  "Code Section 401(a)(17) Limitation" means the applicable compensation
      ----------------------------------
limitation set forth in section 401(a)(17) of the Code (as adjusted as provided therein) (or any corresponding successor provision).

1.4  "Committee" means the Champion International Corporation Pension and
      ---------
Employee Benefits Committee (or its delegate(s)) which is responsible for the administration of this Plan in accordance with the provisions of the Plan as set forth in this document.

1.5  "Company" means Champion International Corporation, a New York corporation,
      -------
or any successor thereto, including any successor to substantially all of its assets which adopts and assumes the Plan at the time of transfer.

1.6  "Compensation" means with respect to any Plan Year, the total of base
      ------------
pay, cash bonuses, foreign service premium, and temporary disability earnings paid to an Executive by an Employer or which would otherwise be so paid but for a deferral election under this Plan, the Savings Plan, and/or a plan subject to section 125 of the Code. "Compensation" shall also include any deferred bonuses under any management incentive bonus program(s), any "basic" 12 week interim pay under the Employer's "Special Termination Benefits" policies for employees, and any payments under the "Sustained Performance Incentive Program" if maintained by the Employer.

1.7  "Deferral Election" means the form described in Section 2.2 of the Plan.
      -----------------

1.8   "Deferred Compensation Account" means the account to be established by
       -----------------------------
the Company as a book reserve to reflect the amounts deferred by a Participant and the matching contributions by the Employer under Article II, as adjusted by earnings (or losses) under Article III.

1.9   "Effective Date" means March 1, 1996.
       --------------

1.10  "Employer" means the Company and any affiliate of the Company which,
       --------
with the authorization of the Company, has adopted the Plan, and any successor or assignee of any of them.

1.11  "Excess Compensation" means that portion of an Executive's Compensation
       -------------------
which is in excess of the Code Section 401(a)(17) Limitation.

1.12  "Executive" means any employee of an Employer who is: (a) classified
       ---------
as Grade 20 to 34 by the Employer (except for any employee classified as Grade 31 or 33 but not administered as Grade 20 to 34) and whose Savings Plan Earnings in any Plan Year exceed the applicable Code Section 401(a)(17) Limitation; (b) classified as Grade 20 or higher and designated by the Committee as a member of the select group of management or highly compensated employees eligible for participation in the Plan; (c) a Vice President; (d) a Listed Executive; (e) and any other employee designated by the Committee as a member of the select group of management or highly compensated employees eligible for participation in the Plan.

1.13  "Listed Executive" means any employee of an Employer whose name appears on
       ----------------
the list attached hereto as Schedule A.

1.14  "Management Incentive Award" means any bonus awarded under the Champion
       --------------------------                                    --------
International Corporation Management Incentive Program or under any other
------------------------------------------------------
management incentive program maintained by an Employer that may be designated by the Committee as deferrable under Section 2.2(b) of the Plan.

1.15  "Participant" means any Executive who elects to participate in the Plan
       -----------
in accordance with Article II or a person who was such at the time of his death or termination of service and who retains, or whose Beneficiary retains, a benefit under the Plan which has not been distributed.

1.16  "Plan" means the Champion International Corporation Nonqualified
       ----            -----------------------------------------------
Supplemental Savings Plan as set forth in this instrument, and as it may be
-------------------------
amended thereafter.

1.17  "Plan Year" means the calendar year.
       ---------

1.18  "Savings Plan" means the Champion International Corporation Savings Plan
       ------------            -----------------------------------------------
#077 as in effect on the Effective Date and as subsequently amended, and any
----
successor or replacement plan for such plan.

1.19  "Savings Plan Earnings" means "Earnings" as defined in the Savings Plan
       ---------------------
without giving effect to the $200,000 limitation expressed therein and without otherwise giving effect to the Code Section 401(a)(17) Limitation.


                      ARTICLE II - DEFERRAL ELECTIONS AND
                     ------------------------------------
                        EMPLOYER MATCHING CONTRIBUTIONS
                        -------------------------------

2.1   General.  Each Executive may elect in accordance with this Article II
      -------
to defer a part of his Excess Compensation and/or a part (or all) of any Management Incentive Award earned for a Plan Year and thereby become a Participant under the Plan.

2.2   Deferral Election.  A Participant desiring to exercise an election under
      -----------------
Section 2.1 shall file with the Employer a Deferral Election in accordance with
(a) and/or (b) below, as applicable, in such form as the Committee may prescribe. Such election shall be irrevocable, provided however, in the event a Participant is faced with an unforeseeable emergency (as defined in Section 4.3) during the Plan Year, such Participant, with the approval of the Committee, may revoke his election for the remainder of such Plan Year.

     (a) Deferral of Excess Compensation.  A Deferral Election of a Participant
         -------------------------------
who is not a Listed Executive may authorize the Employer to defer a percentage of his Excess Compensation and provide that his Excess Compensation be reduced by a whole percentage of not less than one percent (1%) nor more than eight percent (8%) (sixteen percent (16%) effective January 1, 1997), as determined by the Participant. Notwithstanding the foregoing, an Executive's Deferral Elections under this Section 2.2(a) for the short 1994 Plan Year and/or for any of the Plan Years 1995 through 1997 may specify deferral amounts in excess of 8% (sixteen percent (16%) effective January 1, 1997), of his Excess Compensation for said Plan Years so that such Executives who were elected officers on August 1, 1994 may defer during said Plan Years amounts that they could have deferred if the Plan had been in effect for calendar years 1989 through 1993 and the entire year of 1994 (whether or not they were elected officers during any or all calendar years 1989 through 1993 or the portion of 1994 prior to August 1,
1994), or so that such Executives who are not elected officers on August 1, 1994 may defer during said Plan Years amounts that they could have deferred if the Plan had been in effect for the 1993 calendar year and the entire year of 1994.

     (b) Deferral of Management Incentive Awards.  A Deferral Election of a
         ---------------------------------------
Participant may authorize the Employer to defer all or any part of any Management Incentive Award and provide that the Management Incentive Award be reduced by the amount of such deferral. A Participant who elects to defer any part of a Management Incentive Award shall be required, with respect to the Plan Year in which the Management Incentive Award would otherwise be paid, to make before-tax contributions to the Savings Plan in an amount equal to the maximum before-tax contribution permitted under the Savings Plan. A violation of the Savings Plan contribution requirement of the preceding sentence shall not be deemed to have occurred if the Participant elects to make such required contribution under the Savings Plan, but the amount the Participant may contribute to the Savings Plan is reduced (or there is a refund from the Savings Plan) by reason of the actual deferral percentage test of section 401(k) (3) of the Code, by reason of section 415 of the Code, or by reason of any other provision of law that limits the amount that a Participant is permitted to contribute to the Savings Plan.

2.3   Time of Election.  A Participant's Deferral Election must be delivered to
      ----------------
the Employer by such date as the Committee shall specify, which date shall be prior to the beginning of the Plan Year in which the Excess Compensation and/or Management Incentive Award subject to such election are earned. Notwithstanding the foregoing, for the 1996 Plan Year only, a Participant may deliver to the Employer a Deferral Election that provides for the deferral of the Participant's 1996 Management Incentive Award (which would be paid in 1997) on or before March 31, 1996. With respect to an employee of an Employer who becomes an Executive during a Plan Year and who wishes to make a deferral election under this Article II for such Plan Year, he must deliver his Deferral Election to the Employer within the 30-day period following the day he becomes an Executive but only with respect to Compensation earned after the date such Compensation Deferral Election is delivered to the Employer.

2.4   Commencement of Deferrals.  A Deferral Election shall be effective for the
      -------------------------
entire Plan Year to which it relates but only with respect to Compensation of the Participant earned for services rendered after the election is made in accordance with Sections 2.2 and 2.3. The deferral of Excess Compensation pursuant to such election shall not commence until the pay period following the pay period in which the Participant's aggregate Compensation paid to date for such Plan Year actually exceeds the Code Section 401(a)(17) Limitation then in effect. The deferral of a Management Incentive Award shall occur when the Management Incentive Award would otherwise be paid to the Participant.

2.5   Crediting of Accounts.  Compensation otherwise payable to the Participant
      ---------------------
during the applicable Plan Year but deferred in accordance with Section 2.2 shall be credited to the Participant's Deferred Compensation Account as soon as administratively feasible after his Compensation is so reduced.

2.6   Matching Contributions.  Each Employer shall credit matching contributions
      ----------------------
to the Deferred Compensation Account of each Participant who has a Deferral Election under Section 2.2(a) with respect to his Excess Compensation in effect for all or part of the Plan Year. The amount of such matching contributions shall be calculated by reference to the Participant's Excess Compensation deferrals for the Plan Year and shall be equal to fifty percent (50%) of the amount of the first six percent (6%) of Excess Compensation deferred. Notwithstanding the foregoing, with respect to Executives who for the short 1994 Plan Year and/or any of the Plan Years 1995 through 1997 make deferral elections with respect to Excess Compensation in excess of 8% (sixteen percent (16%) effective January 1,
1997) as permitted under Section 2.2(a), matching contributions with respect to such excess deferrals shall be equal to fifty percent (50%) of the amount of the first six percent (6%) of aggregate Excess Compensation deferred for the years to which such excess deferrals relate as provided in the second sentence of
Section 2.2(a). Matching contributions under this Section 2.6 shall be credited to Participants' Deferred Compensation Accounts on the same periodic basis as matching contributions are credited to participants' accounts under the Savings Plan.


                      ARTICLE III - CREDITING OF EARNINGS
                      -----------------------------------

3.1   General.  Subject to Section 3.4, there shall be credited to
      -------
Participants' Deferred Compensation Accounts earnings (or losses) as if such Deferred Compensation Accounts were actually invested in the investment funds and Company Stock Fund available under the Savings Plan as determined under this
Article III.

3.2   Investment of Participant Deferrals.  With respect to that part of each
      -----------------------------------
Participant's Deferred Compensation Account attributable to his elective deferrals under Section 2.2, each Participant shall elect to have earnings (or losses) credited to his Deferred Compensation Account from among the investment funds made available under the Savings Plan with respect to participant before-tax elective deferrals under said plan. Such an election shall be made in writing, on a form provided by the Committee, and delivered to the Employer prior to the beginning of each Plan Year by such date as the Committee shall determine. An investment election shall be effective for the entire Plan Year to which it relates unless modified by the Participant during the Plan Year. Such modifications may be made periodically on the same basis as participant investment elections under the Savings Plan may be modified. If a Participant fails to make and deliver an election for the following Plan Year by the date as determined by the Committee, then his Deferred Compensation Account shall be credited with the earnings (losses) under the investment election most recently in effect.

3.3   Investment of Employer Matching Contributions.  With respect to that part
      ---------------------------------------------
of each Participant's Deferred Compensation Account attributable to Employer matching contributions under Section 2.6, the Company shall credit each Participant's Deferred Compensation Account with earnings (or losses) as if such matching contributions were invested in the "Company Stock Fund" under the Savings Plan.

3.4   Crediting of Earnings.  The rates of return throughout each Plan Year for
      ---------------------
the investment funds and Company Stock Fund referenced under Sections 3.2 and
3.3 shall be the same as the actual rates of return for said funds as under the Savings Plan. For each Plan Year, each Participant's Deferred Compensation Account shall be increased or decreased as if it had earned such rates of return. Such increase or decrease shall be based on the varying balances of the Deferred Compensation Accounts throughout the Plan Year and shall be credited to said accounts on the same periodic basis as investment earnings (losses) are credited to participants' accounts under the Savings Plan.


                          ARTICLE IV - PLAN BENEFITS
                          --------------------------

4.1   Vesting.  Subject to Section 8.1, a Participant's rights to that part of
      -------
his Deferred Compensation Account attributable to his elective deferrals under
Section 2.2, as adjusted for earnings (or losses) under Article III, shall be nonforfeitable at all times. A Participant's rights to that part of his Deferred Compensation Account attributable to the crediting of Employer matching contributions under Section 2.6, as adjusted for earnings (or losses) under
Article III, shall become nonforfeitable on the same basis as Employer matching contributions under the Savings Plan.

4.2   Distributions.  Subject to Section 4.3, the nonforfeitable amounts
      -------------
represented by a Participant's Deferred Compensation Account shall become distributable upon the Participant's separation from service with all Employers due to his retirement, death, disability (in accordance with the definition of "Disability" under the Savings Plan), or other termination of employment. At the time a Participant makes his yearly Deferral Election under Article II of the Plan, he also shall elect whether the nonforfeitable amounts represented by his Deferred Compensation Account shall commence to be paid to him as soon as administratively feasible upon his separation from service with all Employers or as of a later date specified by the Participant. Such an election also shall specify whether such amounts shall be paid in a single sum cash distribution, or in up to ten (10) annual cash installments (as well as the amounts of such installments) payable to the Participant while living with any remaining nonforfeitable amount in his Deferred Compensation Account payable after his death to his Beneficiary in a single sum in accordance with Article V.

4.3   Withdrawal for Unforeseeable Emergency. Notwithstanding the provisions of
      --------------------------------------
Section 4.2 to the contrary, in the event that a Participant is faced with an unforeseeable emergency (as defined below), the Participant may request a withdrawal from the nonforfeitable portion of his Deferred Compensation Account in an amount sufficient to meet such emergency. Any such withdrawal shall be paid in a single sum distribution. For purposes of this Section 4.3, an unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee shall determine whether the circumstances presented by the Participant constitute an unforeseeable emergency. Such circumstances and the Committee's determination will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of his elective deferrals under this Plan.

4.4  Commencement of Payment.  At the time for payment designated by the
     -----------------------
Participant in accordance with Section 4.2, the nonforfeitable amounts represented by the Participant's Deferred Compensation Account, increased by any nonforfeitable amounts due to be credited but not yet credited under Sections
2.5 and 2.6, and decreased by any withdrawals under Section 4.3, shall commence to be paid in a single sum distribution or in installments as elected by the Participant in accordance with Section 4.2. If installment payments are elected, the first annual installment shall be payable as of the commencement date elected by the Participant under Section 4.2 and the remaining installments shall be payable on the annual anniversary of that commencement date. The installment payments shall be in such amounts as elected by the Participant on his most recent yearly election form completed prior to his separation from service or other termination of employment. If a Participant's Deferred Compensation Account is paid in installments, such account shall continue to be credited with earnings (or losses) under Article III until payment of the final installment.


                           ARTICLE V - DEATH BENEFIT
                           -------------------------

5.1  Terms.  Upon the death of a Participant, any unpaid nonforfeitable amounts
     -----
represented by the Participant's Deferred Compensation Account, increased by any amounts due to be credited but not yet credited under Sections 2.5 and 2.6, shall be payable to the Participant's Beneficiary in a single sum distribution as soon as administratively feasible after the Participant's death.


                      ARTICLE VI - ADMINISTRATION OF PLAN
                      -----------------------------------

6.1  General Administration.  The Committee shall be responsible for the general
     ----------------------
administration of the Plan and for carrying out its provisions. The Committee shall have full power and authority to interpret, construe and administer the Plan.

6.2  General Powers.  All provisions set forth in the Savings Plan with respect
     --------------
to the administrative powers and duties of the Committee and the procedures for filing claims shall also be applicable with respect to the Plan. The Committee shall be entitled to rely conclusively upon all calculations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to the Plan.


                    ARTICLE VII - AMENDMENT OR TERMINATION
                    --------------------------------------

7.1  Amendment or Termination.  The Plan may be amended in whole or in part from
     ------------------------
time to time, or terminated, by action of the Committee. Such termination and any such amendment shall be binding on each Employer, Executive and Beneficiary. Notice of such termination or amendment shall be given in writing to each Employer, Participant and Beneficiary of a deceased Participant.

7.2  Effect of Amendment or Termination.  No amendment or termination of the
     ----------------------------------
Plan shall directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of any benefit under this Plan, payment of which has not been made prior to the effective date of such amendment or termination.


                       ARTICLE VIII - GENERAL PROVISIONS
                       ---------------------------------

8.1  No Funding or Interest in Assets.  The Plan shall at all times be entirely
     --------------------------------
unfunded and no provision shall at any time be made with respect to segregating any assets of an Employer for payment of any benefits hereunder. No Participant or his designated Beneficiary shall acquire any property interest in his Deferred Compensation Account or any other assets of the Employer, their rights being limited to receiving from the Employer deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Participant or Beneficiary acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

8.2  Assignment or Alienation.  Except as required by law, no right of a
     ------------------------
Participant or designated Beneficiary to receive payments under this Plan shall be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect.

8.3  General Conditions.  Any retirement benefit or any other benefit payable
     ------------------
under the Savings Plan shall be paid solely in accordance with the terms and conditions of the Savings Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Savings Plan.

8.4  No Guaranty of Benefits.  Nothing contained in the Plan shall constitute a
     -----------------------
guaranty by any person that the assets of an Employer will be sufficient to pay any benefit hereunder.

8.5  No Enlargement of Rights.  No Participant or Beneficiary shall have any
     ------------------------
right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of an Employer.

8.6  Construction.  This Plan shall be construed under the laws of the State of
     ------------
Connecticut. Article headings are for convenience only and shall not be considered as part of the terms and provisions of the Plan. Words in the masculine gender shall include the feminine, and the singular shall include the plural, and vice versa, unless qualified by the context.

8.7  Withholding of Taxes.  The Company shall withhold from any amounts payable
     --------------------
under the Plan, all federal, state, and local taxes that the Company determines is legally required.

8.8  Binding on Successors, Purchasers, Transferees and Assignees.  The Plan
     ------------------------------------------------------------
shall be binding upon any successor or successors of the Company and of any other Employer whether by merger, consolidation, or otherwise. In the event of the sale or transfer of substantially all of the assets of the Company or of any other Employer to any successor, purchaser, transferee or assignee, the Company and such other Employer each agrees that as a condition of such sale or transfer, the successor, purchaser, transferee or assignee shall adopt and assume the Plan at the time of the sale, transfer or assignment including, without limitation, all obligations which have accrued or may accrue in the future, and shall be bound by all the terms and provisions of the Plan, and the Company and such other Employer shall remain fully liable under the Plan. If the Company or any other Employer assigns or otherwise transfers or attempts to delegate its duties or responsibilities pursuant to the Plan to any party, the Company and such other Employer each agrees that it shall remain obligated hereunder in addition to the obligation hereunder of such party. If a merger, consolidation, sale, or transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect, and thereafter for all purposes of this Section and the application thereof, the immediate successor, purchaser, transferee or assignee and all subsequent successors, purchasers, transferees and assignees shall be deemed to be and shall be considered as the Company or as any other Employer hereunder, as the case may be. No other such merger, consolidation, sale, or transfer shall be made except in compliance with the provisions of this Section.

     IN WITNESS WHEREOF, the undersigned, as duly authorized by the Pension and Employee Benefits Committee of Champion International Corporation, on behalf of said Committee, has executed this amendment and restatement of the Plan as evidence of its adoption effective as of March 1, 1996.

January 31, 1997              /s/ William C. Foster
                              --------------------------------------------
                              William C. Foster
                              Senior Associate Counsel-Human Resources

                                   SCHEDULE A
                                   ----------

                       CHAMPION INTERNATIONAL CORPORATION
                      NONQUALIFIED SUPPLEMENT SAVINGS PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF MARCH 1, 1996)
            -------------------------------------------------------


                               Listed Executives
                               -----------------

                          Name                    SSN
                          ----                    ---

                    Carraway, James W.         ###-##-####
                    Danielsson, Lars G.        ###-##-####
                    Green, Charles E.          ###-##-####
                    Green, Mary E.             ###-##-####
                    MacBrayne III, John M.     ###-##-####
                    O'Brien, Edward D.         ###-##-####
                    Steltenkamp, Michael S.    ###-##-####
                    Suh, Samuel                ###-##-####
                    Van Horn, James L.         ###-##-####